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                                                                      EXHIBIT 21


             PRINCIPAL SUBSIDIARIES OF AMERICAN EXPLORATION COMPANY


                                                                                         State or Other
                                                                                         Jurisdiction
               Company                                                                  of Incorporation
   ------------------------------------------------                                     -----------------
   Austral Oil Company Incorporated                                                          Delaware
   Conquest Exploration Company                                                              Delaware
   Conquest Texas, Inc.                                                                      Delaware


   All of the Company's other subsidiaries are omitted because together they would not constitute a significant subsidiary as defined by the Securities and Exchange Commission.